EXHIBIT 23.19

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name and the use of my report in the Registration Statement.

Date:                    May 7, 2009

/s/ Normand L. Lecuyer

Name:	Normand L. Lecuyer, B.Sc., P.Eng.